Exhibit 4.3



                                                             EXECUTION COPY

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                          BPC HOLDING CORPORATION

                           SERIES A AND SERIES B

                                $105,000,000

                     12 1/2% SENIOR SECURED NOTES DUE 2006

                             _________________



                                 INDENTURE

                         Dated as of June 18, 1996
                             _________________

                             _________________

               FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION
                             _________________

                                  Trustee



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



                           CROSS-REFERENCE TABLE*
Trust Indenture
  Act Section                                             Indenture Section

310 (a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . .         7.10
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . .         7.10
   (a)(3)   . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
   (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
   (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . .         7.10
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.10
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
311 (a)   . . . . . . . . . . . . . . . . . . . . . . . . . .         7.11
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.11
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
312 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . .         2.05
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .        11.03
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .        11.03
313 (a)   . . . . . . . . . . . . . . . . . . . . . . . . . .         7.06
   (b)(1)   . . . . . . . . . . . . . . . . . . . . . . . . .        10.03
   (b)(2)   . . . . . . . . . . . . . . . . . . . . . . . . .         7.06
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.06;10.03
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.06;10.03
314 (a)   . . . . . . . . . . . . . . . . . . . . . . . . . .    4.03;4.04
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .        10.02
   (c)(1)   . . . . . . . . . . . . . . . . . . . . . . . . .        10.04
   (c)(2)   . . . . . . . . . . . . . . . . . . . . . . . . .        10.04
   (c)(3)   . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.03;10.04
   (e)    . . . . . . . . . . . . . . . . . . . . . . . . . .        11.05
   (f)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
315 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.01
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.05,11.02
   (c)    . . . . . . . . . . . . . . . . . . . . . . . . . .         7.01
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         7.01
   (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         6.11
316 (a)(last sentence)  . . . . . . . . . . . . . . . . . . .         2.09
   (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . .         6.05
   (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . .         6.04
   (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         6.07
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         2.12
317 (a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . .         6.08
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . .         6.09
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         2.04
318 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . .        11.01
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         N.A.
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .        10.01
N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                             TABLE OF CONTENTS

                                                                       Page

                                 ARTICLE 1
                       DEFINITIONS AND INCORPORATION
                                BY REFERENCE
   Section 1.01.    Definitions . . . . . . . . . . . . . . . . . . . .   1
   Section 1.02.    Other Definitions . . . . . . . . . . . . . . . . .  12
   Section 1.03.    Incorporation by Reference of Trust Indenture Act .  12
   Section 1.04.    Rules of Construction . . . . . . . . . . . . . . .  13

                                 ARTICLE 2
                              THE SENIOR NOTES
   Section 2.01.    Form and Dating . . . . . . . . . . . . . . . . . .  13
   Section 2.02.    Execution and Authentication  . . . . . . . . . . .  14
   Section 2.03.    Registrar and Paying Agent  . . . . . . . . . . . .  15
   Section 2.04.    Paying Agent to Hold Money in Trust . . . . . . . .  15
   Section 2.05.    Lists of Holders of the Notes . . . . . . . . . . .  16
   Section 2.06.    Transfer and Exchange . . . . . . . . . . . . . . .  16
   Section 2.07.    Replacement Senior Notes  . . . . . . . . . . . . .  21
   Section 2.08.    Outstanding Senior Notes  . . . . . . . . . . . . .  22
   Section 2.09.    Treasury Senior Notes . . . . . . . . . . . . . . .  22
   Section 2.10.    Temporary Senior Notes  . . . . . . . . . . . . . .  22
   Section 2.11.    Cancellation  . . . . . . . . . . . . . . . . . . .  23
   Section 2.12.    Record Date . . . . . . . . . . . . . . . . . . . .  23
   Section 2.13.    Defaulted Interest  . . . . . . . . . . . . . . . .  23
   Section 2.14.    Book-Entry Provisions for Global Notes. . . . . . .  23
   Section 2.15.    Deposit of Monies . . . . . . . . . . . . . . . . .  24

                                 ARTICLE 3
                         REDEMPTION AND PREPAYMENT
   Section 3.01.    Notices to Trustee  . . . . . . . . . . . . . . . .  24
   Section 3.02.    Selection of Senior Notes to Be Redeemed  . . . . .  24
   Section 3.03.    Notice of Redemption  . . . . . . . . . . . . . . .  25
   Section 3.04.    Effect of Notice of Redemption  . . . . . . . . . .  26
   Section 3.05.    Deposit of Redemption Price . . . . . . . . . . . .  26
   Section 3.06.    Senior Notes Redeemed in Part . . . . . . . . . . .  26
   Section 3.07.    Optional Redemption . . . . . . . . . . . . . . . .  26
   Section 3.08.    Mandatory Redemption  . . . . . . . . . . . . . . .  27
   Section 3.09.    Offer to Purchase by Application of Excess Proceeds  27

                                 ARTICLE 4
                                 COVENANTS
   Section 4.01.    Payment of Senior Notes . . . . . . . . . . . . . .  29
   Section 4.02.    Maintenance of Office or Agency . . . . . . . . . .  30
   Section 4.03.    Reports . . . . . . . . . . . . . . . . . . . . . .  30
   Section 4.04.    Compliance Certificate  . . . . . . . . . . . . . .  31
   Section 4.05.    Taxes . . . . . . . . . . . . . . . . . . . . . . .  31

   Section 4.06.    Stay, Extension and Usury Laws  . . . . . . . . . .  31
   Section 4.07.    Restricted Payments . . . . . . . . . . . . . . . .  32
   Section 4.08.    Dividend and Other Payment Restrictions Affecting
                    Subsidiaries  . . . . . . . . . . . . . . . . . . .  34
   Section 4.09.    Incurrence of Indebtedness and Issuance of
                    Disqualified Stock  . . . . . . . . . . . . . . . .  34
   Section 4.10.    Asset Sales . . . . . . . . . . . . . . . . . . . .  36
   Section 4.11.    Transactions with Affiliates  . . . . . . . . . . .  37
   Section 4.12.    Liens . . . . . . . . . . . . . . . . . . . . . . .  38
   Section 4.13.    Corporate Existence . . . . . . . . . . . . . . . .  38
   Section 4.14.    Offer to Purchase Upon Change of Control  . . . . .  38
   Section 4.15.    Limitation on Creation of New Parent Company  . . .  39

                                 ARTICLE 5
                                 SUCCESSORS
   Section 5.01.    Merger, Consolidation, or Sale of Assets  . . . . .  39
   Section 5.02.    Successor Corporation Substituted . . . . . . . . .  40

                                 ARTICLE 6
                           DEFAULTS AND REMEDIES
   Section 6.01.    Events of Default . . . . . . . . . . . . . . . . .  40
   Section 6.02.    Acceleration  . . . . . . . . . . . . . . . . . . .  42
   Section 6.03.    Other Remedies  . . . . . . . . . . . . . . . . . .  43
   Section 6.04.    Waiver of Past Defaults . . . . . . . . . . . . . .  43
   Section 6.05.    Control by Majority . . . . . . . . . . . . . . . .  43
   Section 6.06.    Limitation on Suits . . . . . . . . . . . . . . . .  43
   Section 6.07.    Rights of Holders of Senior Notes to Receive
                    Payment . . . . . . . . . . . . . . . . . . . . . .  44
   Section 6.08.    Collection Suit by Trustee  . . . . . . . . . . . .  44
   Section 6.09.    Trustee May File Proofs of Claim  . . . . . . . . .  44
   Section 6.10.    Priorities  . . . . . . . . . . . . . . . . . . . .  45
   Section 6.11.    Undertaking for Costs . . . . . . . . . . . . . . .  45

                                 ARTICLE 7
                                  TRUSTEE
   Section 7.01.    Duties of Trustee . . . . . . . . . . . . . . . . .  45
   Section 7.02.    Rights of Trustee . . . . . . . . . . . . . . . . .  47
   Section 7.03.    Individual Rights of Trustee  . . . . . . . . . . .  47
   Section 7.04.    Trustee's Disclaimer  . . . . . . . . . . . . . . .  47
   Section 7.05.    Notice of Defaults  . . . . . . . . . . . . . . . .  48
   Section 7.06.    Reports by Trustee to Holders of the Senior Notes .  48
   Section 7.07.    Compensation and Indemnity  . . . . . . . . . . . .  48
   Section 7.08.    Replacement of Trustee  . . . . . . . . . . . . . .  49
   Section 7.09.    Successor Trustee by Merger, etc  . . . . . . . . .  50
   Section 7.10.    Eligibility; Disqualification . . . . . . . . . . .  50
   Section 7.11.    Preferential Collection of Claims Against The
                    Company . . . . . . . . . . . . . . . . . . . . . .  50

                                 ARTICLE 8
                  LEGAL DEFEASANCE AND COVENANT DEFEASANCE
   Section 8.01.    Option to Effect Legal Defeasance or Covenant
                    Defeasance  . . . . . . . . . . . . . . . . . . . .  51
   Section 8.02.    Legal Defeasance and Discharge  . . . . . . . . . .  51
   Section 8.03.    Covenant Defeasance . . . . . . . . . . . . . . . .  51
   Section 8.04.    Conditions to Legal or Covenant Defeasance  . . . .  52
   Section 8.05.    Deposited Money and Government Securities to be Held
                    in Trust; Other Miscellaneous Provisions. . . . . .  53
   Section 8.06.    Repayment to The Company  . . . . . . . . . . . . .  54
   Section 8.07.    Reinstatement . . . . . . . . . . . . . . . . . . .  54

                                 ARTICLE 9
                     AMENDMENT, SUPPLEMENT AND WAIVER
   Section 9.01.    Without Consent of Holders of the Senior Notes  . .  54
   Section 9.02.    With Consent of Holders of Senior Notes . . . . . .  55
   Section 9.03.    Compliance with Trust Indenture Act . . . . . . . .  56
   Section 9.04.    Revocation and Effect of Consents . . . . . . . . .  57
   Section 9.05.    Notation on or Exchange of Senior Notes . . . . . .  57
   Section 9.06.    Trustee to Sign Amendments, etc . . . . . . . . . .  57



                                 ARTICLE 10
                          COLLATERAL AND SECURITY
   Section 10.01.   Holding Pledge Agreement  . . . . . . . . . . . . .  57
   Section 10.02.   Recording and Opinions  . . . . . . . . . . . . . .  58
   Section 10.03.   Release of Collateral . . . . . . . . . . . . . . .  59
   Section 10.04.   Certificates of the Company . . . . . . . . . . . .  59
   Section 10.05.   Certificates of the Trustee . . . . . . . . . . . .  60
   Section 10.06.   Authorization of Actions to Be Taken by the Trustee
                    Under the Holding Pledge Agreement  . . . . . . . .  60
   Section 10.07.   Authorization of Receipt of Funds by the Trustee
                    Under the Holding Pledge Agreement  . . . . . . . .  60
   Section 10.08.   Termination of Security Interest. . . . . . . . . .  60

                                 ARTICLE 11
                               MISCELLANEOUS
   Section 11.01.   Trust Indenture Act Controls  . . . . . . . . . . .  61
   Section 11.02.   Notices . . . . . . . . . . . . . . . . . . . . . .  61
   Section 11.03.   Communication by Holders of Senior Notes with Other
                    Holders of Senior Notes . . . . . . . . . . . . . .  62
   Section 11.04.   Certificate and Opinion as to Conditions Precedent   62
   Section 11.05.   Statements Required in Certificate or Opinion . . .  62
   Section 11.06.   Rules by Trustee and Agents . . . . . . . . . . . .  63
   Section 11.07.   No Personal Liability of Directors, Officers,
                    Employees and Stockholders  . . . . . . . . . . . .  63
   Section 11.08.   Governing Law . . . . . . . . . . . . . . . . . . .  63
   Section 11.09.   No Adverse Interpretation of Other Agreements . . .  63

   Section 11.10.   Successors  . . . . . . . . . . . . . . . . . . . .  63
   Section 11.11.   Severability  . . . . . . . . . . . . . . . . . . .  63
   Section 11.12.   Counterpart Originals . . . . . . . . . . . . . . .  63
   Section 11.13.   Table of Contents, Headings, etc  . . . . . . . . .  64

      INDENTURE dated as of June 18, 1996 between BPC HOLDING CORPORATION (the "Company") and FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, as trustee (the "Trustee").

      The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders (the "Holders") of the 12 1/2% Series A Senior Secured Notes due 2006 (the "Series A Senior Notes") and the 12 1/2% Series B Senior Secured Notes due 2006 (the "Series B Senior Notes" and, together with the Series A Senior Notes, the "Senior Notes"):


                                 ARTICLE 1
                       DEFINITIONS AND INCORPORATION
                                BY REFERENCE

SECTION 1.01.  DEFINITIONS.

      "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "Acquisition" means any acquisition of a controlling interest in any business or enterprise or any assets constituting any business or line of business and all fees and expenses related thereto.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. Neither CVCA (as defined herein) nor its Affiliates will be deemed an Affiliate of the Company or any of its Subsidiaries for purposes of this definition solely by reason of such entities' direct or indirect beneficial ownership of 30% or less of the voting Common Stock of the Company or by reason of any employee of such entities being appointed to the Board of Directors of the Company.

      "Agent" means the Registrar or any Paying Agent.

      "Asset Sale" means (i) the sale, lease, conveyance, transfer or other disposition of any property or assets of the Company or any Subsidiary (including by way of a sale-and-leaseback) other than sales of inventory in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company shall be governed by the provisions of this Indenture described in Sections 4.14 or 5.01), or (ii) the issuance or sale of Equity Interests of any of its Subsidiaries, in the case of either clause (i) or (ii) above, whether in a single transaction or a series of related transactions, (a) that have a fair market value in excess of $250,000, or (b) for net proceeds in excess of $250,000. For purposes of this definition, the term "Asset Sale" shall not include (i) the transfer of assets by the Company to a Wholly Owned Subsidiary of the Company or by a Wholly Owned Subsidiary of the Company to the Company or to another Wholly Owned Subsidiary of the Company, (ii) any Restricted Payment, dividend or purchase or retirement of Equity Interests permitted under Section 4.07 hereof (iii) the issuance or sale of Equity Interests of any Subsidiary of the Company, provided that such Equity Interests are issued or sold in consideration for the acquisition of assets by such Subsidiary or in connection with a merger or consolidation of another Person into such Subsidiary.

      "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

      "Berry" means Berry Plastics Corporation, a Delaware corporation.

      "Berry Revolving Credit Facility" means the Berry Revolving Credit Facility, dated as of April 21, 1994, by and among Berry and Fleet Capital Corporation providing for up to $28.0 million of borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time which includes the addition, substitution or replacement of any or all lenders thereunder under the same or any replacement agreement.

      "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

      "Borrowing Base" means, as of any date, an amount equal to the sum of
(a) 85% of the face amount of all accounts receivable owned by the Company and its Subsidiaries as of such date that are not more than 90 days past due, and (b) 65% of the book value (calculated on a FIFO basis) of all inventory owned by the Company and its Subsidiaries as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

      "Business Day" means any day other than a Legal Holiday.

      "CVCA" means Chase Venture Capital Associates , L.P.

      "Capital Expenditure" means any expenditure to acquire or lease property, plant or equipment useful, ancillary or related to the business of Berry or any subsidiary thereof and expenditures to pay related fees and expenses.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

      "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

      "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months from the date of acquisition and overnight bank deposits, in each case with any lender party to the Berry Revolving Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

      "Change of Control" means the occurrence of any of the following:
(i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries (or of Berry and its Subsidiaries) to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than the Principals and their Related Parties (as defined below)), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company or Berry, (iii) the acquisition by any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than by the Principals and their Related Parties) of a direct or indirect interest in more than 35% of the voting power of the voting stock of the Company by way of purchase, merger or consolidation or otherwise if (a) such person or group (as defined above) (other than the Principals and their Related Parties) owns, directly or indirectly, more of the voting power of the voting stock of the Company than the Principals and their Related Parties and (b) such acquisition occurs prior to the Initial Public Offering, (iv) the acquisition by any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than by the Principals and their Related Parties) of a direct or indirect interest in more than 50% of the voting power of the voting stock of the Company by way of purchase, merger or consolidation or otherwise if such acquisition occurs subsequent to the Initial Public Offering, (v) such time as the Company ceases to be the direct owner of all of the outstanding Equity Interests, including options, warrants or similar rights, of Berry, and (vi) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

      "Collateral Agent" means First Trust of New York, National
Association, as Collateral Agent under the Holding Pledge Agreement, or any successor thereto appointed pursuant to such Agreement.

      "Collateral Documents" means the Holding Pledge Agreement and all related agreements, instruments, financing statements or other documents that set forth or limit the Lien of the Trustee in the Pledged Collateral.

      "Company" means BPC Holding Corporation, a Delaware corporation.

      "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing Consolidated Net Income), plus (b) provision for taxes based on income or profits of such Person for such period, to the extent such provision for taxes was included in computing Consolidated Net Income, plus
(c) Consolidated Interest Expense of such Person for such period to the extent such expense was deducted in computing Consolidated Net Income, plus
(d) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such expense was deducted in computing Consoli-dated Net Income, plus (e) other non-cash charges (including, without limitation, repricing of stock options, to the extent deducted in computing Consolidated Net Income; but excluding any non-cash charge that requires an accrual or reserve for cash expenditures in future periods or which involved a cash expenditure in a prior period), in each case, on a consolidated basis and determined in accordance with GAAP.

      "Consolidated Depreciation and Amortization Expense" means, with respect to any Person for any period, the total amount of depreciation and amortization expense (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person for such period on a consolidated basis as determined in accordance with GAAP.

      "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of (a) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, non-cash interest payments, the interest component of capital leases, and net payments (if any) pursuant to Hedging Obligations), (b) commissions, discounts and other fees and charges paid or accrued with respect to letters of credit and bankers' acceptance finance, and (c) interest actually paid by such Person or its Subsidiaries under a Guarantee of Indebtedness of any other Person.

      "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions actually paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Person that is a Subsidiary (other than a Wholly Owned Subsidiary) shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary thereof, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

      "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less
(x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issuance Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

      "Consolidated Step-Up Depreciation and Amortization" means, with respect to any Person for any period, the total amount of depreciation related to the write-up of assets and amortization of such Person for such period on a consolidated basis as determined in accordance with GAAP.

      "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issuance Date or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

      "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

      "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "Definitive Senior Notes" means Senior Notes that are in the form of the Senior Notes attached hereto as Exhibit A, that do not include the information called for by footnote 1 thereof.

      "Depository" means, with respect to the Senior Notes issuable or issued in whole or in part in global form, the Person specified in Section
2.03 hereof as the Depository with respect to the Senior Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

      "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any Capital Stock to which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to December 31, 2006; provided, however, that any Capital Stock that would otherwise be Disqualified Stock will not be Disqualified Stock solely as a result of a maturity or redemption event that is conditioned upon and subject to compliance with Section 4.07 hereof.

      "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500.0 million or its equivalent in foreign currency, whose debt (or the debt of whose holding company) is rates "A" (or higher) according to S&P or "A2" (or higher) by Moody's at the time of which any investment or rollover therein is made.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Escrow Account" means the Escrow Account for the initial deposit of approximately $35.5 million of the net proceeds from the sale of the Senior Notes, under the Escrow and Disbursement Agreement.

      "Escrow Agent" means First Trust of New York, National Association, as Escrow Agent under the Escrow and Disbursement Agreement, or any successor thereto appointed pursuant to such Agreement.

      "Escrow and Disbursement Agreement" means the Pledge, Escrow and Disbursement Agreement, dated as of the date of this Indenture, by and among the Escrow Agent, the Trustee and the Company, governing the disbursement of funds from the Escrow Account, as amended.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series A Senior Notes for Series B Senior Notes.

      "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (including the Existing Senior Subordinated Notes) in existence on the Issuance Date, until such amounts are repaid.

      "Existing Senior Subordinated Notes" means the 12.25% Senior Subordinated Notes due 2004 of Berry.

      "Fixed Charges" means, with respect to any Person for any period, the sum of (a) Consolidated Interest Expense of such Person for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income and (b) the product of (i) all cash dividend payments (and non-cash dividend payments in the form of securities (other than Disqualified Stock) of an issuer) on any series of preferred stock of such Person, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

      "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, acquisitions, dispositions and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Subsidiaries, including all mergers and consolidations, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, discontinued operations, mergers and consolidations (and the reduction of any associated fixed charge obligations resulting therefrom) had occurred on the first day of the four-quarter reference period.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issuance Date.

      "Global Note" means a Senior Note that contains the paragraph referred to in footnote 1 to the form of the Senior Note attached hereto as Exhibit A.

      "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

      "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

      "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

      "Holder" means a Person in whose name a Senior Note is registered.

      "Holding Pledge Agreement" means the Holding Pledge Agreement, dated as June 18, 1996 between the Company and the Trustee.

      "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of any Indebtedness of such Person or any other Person.

      "Indenture" means this Indenture, as amended or supplemented from time to time.

      "Initial Public Offering" means a public offering of the common stock of Holding that first results in the common stock of Holding becoming listed for trading on a Stock Exchange.

      "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers, directors, consultants and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

      "Issuance Date" means the closing date for the sale and original issuance of the Senior Notes.

      "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

      "Leveraged Recapitalization" means any dividend or distribution to any or all of the equity holders of a New Parent Company or any redemption or repurchase of the Equity Interests of such equity holders that is funded directly or indirectly by the incurrence of $10.0 million or more of Indebtedness.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

      "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

      "Marketable Securities" means (a) Government Securities having a maturity date on or before the date on which the payments of interest on the Senior Notes to which such Government Securities are pledged to secure occur; (b) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution, (c) commercial paper maturing not more than 270 days after the date of acquisition of an issuer (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "A-1" (or higher) according to S&P or "P-1" (or higher) according to Moody's or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, (d) any bankers acceptances or money market deposit accounts issued by an Eligible Institution and (e) any fund investing exclusively in investment of the type described in clauses (a) through (d) above.

      "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

      "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a lien on the asset or assets that are the subject of such Asset Sale and any reserve for indemnification or adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.


      "New Parent Company" means any corporation, partnership, limited liability company or similar entity, all or substantially all of whose assets consist of a direct or indirect interest in at least a majority of the outstanding Capital Stock of the Company; provided, however that this definition shall not include any corporation, partnership, limited liability company, or similar entity, all or substantially all of whose assets consist of a direct or indirect interest in at least a majority of the outstanding Capital Stock of the Company immediately subsequent to the consummation of the Transaction.

      "New Senior Notes" means the 12 1/2% Senior Secured Notes due 2006 of the Company, issued pursuant to the Registration Rights Agreement.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Offering Memorandum" means the Offering Memorandum, dated June 12, 1996, relating to the Company's Senior Notes.

      "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

      "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, delivered to the Trustee that meets the requirements of Section 11.05 hereof.

      "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of
Section 11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

      "Permitted Investments" means (a) any Investments in the Company or in a Wholly Owned Subsidiary of the Company and that is engaged in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the Issuance Date and (b) any Investments in Cash
Equivalents.

      "Permitted Liens" means (i) Liens on the assets of any Subsidiary of the Company to secure Indebtedness of any Subsidiary of the Company that may be incurred pursuant to this Indenture; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the date of this Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
(viii) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; and (ix) Liens securing Obligations under the Senior Notes and this Indenture.

      "Permitted Refinancing" means Refinancing Indebtedness if (a) the principal amount of refinancing Indebtedness does not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of premiums, accrued interest and reasonable expenses incurred in connection therewith); (b) the Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (c) the Refinancing Indebtedness is pari passu or subordinated in right of payment to the Senior Notes on terms at least as favorable to the holders of Senior Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "Pledged Collateral" means all amounts held by the Collateral Agent under the terms of the Holding Pledge Agreement.

      "Preferred Stock" means any Equity Interest with preferential right in the payment of dividends or liquidation or any Disqualified Stock.

      "Principal" means each of Roberto Buaron and Akros Finanziaria,
S.p.A.

      "Refinancing Indebtedness" means Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness referred to in the second paragraph or in clauses (b), (c) or (f) of the third paragraph of Section 4.09.

      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of June 18, 1996, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

      "Related Party" means with respect to a Principal (A) in the case of an individual, any spouse, sibling or descendant of such Principal (whether or not such relationship arises from birth, adoption or marriage or despite such relationship being dissolved by divorce) or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

      "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "Restricted Investment" means any Investment other than a Permitted Investment.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Senior Bank Indebtedness" means the Indebtedness outstanding under the Berry Revolving Credit Facility as such agreement may be restated, further amended, supplemented or otherwise modified or replaced from time to time hereafter, together with any refunding or replacement of any such Indebtedness.

      "Senior Indebtedness" means the Senior Bank Indebtedness.
Notwithstanding anything to the contrary in the foregoing, Senior
Indebtedness shall not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company, (y) any trade payables or (z) any Indebtedness that is incurred in violation of this Indenture.

      "Senior Note Custodian" means the Trustee, as custodian for the Depository with respect to the Senior Notes in global form, or any successor entity thereto.

      "Senior Notes" means the Company's 12 1/2% Series A Senior Secured Notes due 2006 issued pursuant to this Indenture and 12 1/2% Series B Senior Secured Notes due 2006 issued in exchange for 12 1/2% Series A Senior Secured Notes due 2006.

      "Stated Maturity" means with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable.

      "Stock Exchange" means the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market.

      "Strategic Equity Sale" means any sale of Equity Interests of the Company that are not Disqualified Stock in a sale to one or more investors provided that the net proceeds from such sale exceed $10 million.

      "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sec.Sec. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

      "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

      "Transaction" means the Transaction as defined in the Offering Memorandum, dated June 12, 1996, relating to the offering of the Senior Notes.

      "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

      "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

      "Voting Stock" of any person means Capital Stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only so long as no senior class of securities has voting power by reason of any contingency.

SECTION 1.02.  OTHER DEFINITIONS.
                                             Defined in
          Term                                 Section

      "Affiliate Transaction"                 4.11
      "Asset Sale Offer"  . . . . . . . .     3.09
      "Change of Control Offer" . . . . .     4.14
      "Change of Control Payment"              4.14
      "Change of Control Payment Date"  .     4.14
      "Covenant Defeasance"                    8.03
      "Event of Default"  . . . . . . . .     6.01
      "Excess Proceeds" . . . . . . . . .     4.10
      "incur" . . . . . . . . . . . . . .     4.09
      "Legal Defeasance"                       8.02
      "Offer Amount"  . . . . . . . . . .     3.09
      "Offer Period"  . . . . . . . . . .     3.09
      "Paying Agent"  . . . . . . . . . .     2.03
      "Purchase Date" . . . . . . . . . .     3.09
      "Registrar" . . . . . . . . . . . .     2.03
      "Restricted Payments" . . . . . . .     4.07

SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Senior Notes;

      "indenture security Holder" means a Holder of a Senior Note;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee;

      "obligor" on the Senior Notes means the Company and any successor obligor upon the Senior Notes.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

      Unless the context otherwise requires:

      (a)   a term has the meaning assigned to it;

      (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

      (c)   "or" is not exclusive;

      (d) words in the singular include the plural, and in the plural include the singular;

      (e)   provisions apply to successive events and transactions; and

      (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                                 ARTICLE 2
                              THE SENIOR NOTES

SECTION 2.01.  FORM AND DATING.

      The Senior Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Senior Notes
                                      ---------
may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Senior Note shall be dated the date of its authentication. The Senior Notes initially shall be in denominations of $1,000 and integral multiples thereof.

      The terms and provisions contained in the Senior Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

      Senior Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnote 1 thereto). Senior Notes issued in the form of Definitive Senior Notes shall be substantially in the form of Exhibit A attached hereto (but without
                                ---------
including the text referred to in footnote 1 thereto). Each Global Note shall represent such of the outstanding Senior Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Senior Notes from time to time reflected by adjustments made on the records of the Trustee and that the aggregate amount of outstanding Senior Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions or the issuance of any Senior Notes issued pursuant to the last paragraph of
Section 2.02. The amount of any increase or decrease in the amount of outstanding Senior Notes represented by a Global Note shall be reflected by adjustments made in the records of the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

      Two Officers shall sign the Senior Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Senior Notes and may be in facsimile form.

      If an Officer whose signature is on a Senior Note no longer holds that office at the time a Senior Note is authenticated, the Senior Note shall nevertheless be valid.

      A Senior Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Senior Note has been authenticated under this Indenture.

      The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Senior Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Senior Notes. The aggregate principal amount of Senior Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof or in this Section.

      The Trustee may (at the Company's expense) appoint an authenticating agent acceptable to the Company to authenticate Senior Notes. An authenticating agent may authenticate Senior Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

      The Trustee shall authenticate (i) Series A Senior Notes for original issue in the aggregate principal amount not to exceed $105,000,000 plus such additional Senior Notes that may be paid as interest or Liquidated Damages as provided in the Senior Notes except as otherwise provided in
Section 2.02 and 2.07 hereof, and (ii) Series B Senior Notes from time to time for issue in the aggregate amount not to exceed $105,000,000 plus such additional Senior Notes that may be paid as interest or Liquidated Damages as provided in the Senior Notes except as otherwise provided in Section
2.02 and 2.07 hereof, for issuance in exchange for a like principal amount of Series A Senior Notes pursuant to an exchange offer registration statement under the Securities Act or pursuant to an Exchange Offer (as defined in the Registration Rights Agreement), in each case upon a written order of the Company in the form of an Officers' Certificate. Series B Senior Notes may have such distinctive series designation as, and such changes in the form thereof, as are specified in the written order referred to in the preceding sentence. The Officers' Certificate shall specify the amount of Senior Notes to be authenticated and the date on which the Senior Notes are to be authenticated, whether the Senior Notes are to be Series A Senior Notes or Series B Senior Notes, whether the Senior Notes are to be issued as Transfer Restricted Securities or such other information as the Trustee may reasonably request. The aggregate principal amount of Senior Notes outstanding at any time may not exceed $105,000,000 plus such additional Senior Notes that may be paid as interest or Liquidated Damages as provided in the Senior Notes, except as provided in Sections 2.02 and 2.07.

      When the Company elects, as permitted by the terms of the Senior Notes, to accrue and defer, rather than pay, all or any part of any interest payment due on the Senior Notes, the Company shall add the deferred amount of interest to the aggregate principal amount of the outstanding securities and shall issue in lieu of payment of such interest additional Senior Notes as provided in this Section 2.02. The

Company shall give written notice to the Trustee of such election on or before the record date for the applicable interest payment date which notice shall instruct the Trustee to, upon receipt of such notice together with (i) a copy, certified by the secretary or assistant secretary of the Company, of the resolution adopted by the Board authorizing the issuance of the appropriate principal amount of Senior Notes and (ii) an Officers' Certificate setting forth the denominations and series of Senior Notes to be issued and demonstrating the computation of the principal amount of Senior Notes issuable to each Holder of outstanding Senior Notes, the Trustee shall authenticate for original issue on such interest payment date Senior Notes in an aggregate principal amount equal to the amount of interest not to be paid in cash on such interest payment date. The issuance of such Senior Notes shall constitute payment in full of the interest in lieu of the cash payment of which such Senior Notes are issued. Each issuance of Senior Notes in lieu of the payment of interest in cash on the Senior Notes shall be made pro rata with respect to the outstanding Senior Notes. Each Senior Note shall be subject to the same terms and conditions.


SECTION 2.03.  REGISTRAR AND PAYING AGENT.

      The Company shall maintain (i) an office or agency where Senior Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Senior Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Senior Notes and of their transfer and exchange. The Company may appoint one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

      The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

      The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Senior Note Custodian with respect to the Global Notes.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

      The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Senior Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence of either event specified in Section 6.01(h) or (i), the Trustee shall serve as Paying Agent for the Senior Notes.

SECTION 2.05.  LISTS OF HOLDERS OF THE NOTES.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Sec. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Senior Notes and the Company shall otherwise comply with TIA Sec. 312(a).

SECTION 2.06.  TRANSFER AND EXCHANGE.

      (a) Transfer and Exchange of Definitive Senior Notes. When Definitive Senior Notes are presented by a Holder to the Registrar with a request:

         (x)   to register the transfer of the Definitive Senior Notes; or

         (y) to exchange such Definitive Senior Notes for an equal principal amount of Definitive Senior Notes of other authorized denominations,

         the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Senior Notes presented or surrendered for register of transfer or exchange:

         (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

         (ii) in the case of a Definitive Senior Note that is a Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

            (A)   if such Transfer Restricted Security is being delivered
               to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or
               ---------

            (B)   if such Transfer Restricted Security is being transferred
               to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or
               ---------

            (C)   if such Transfer Restricted Security is being transferred
               in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from such Holder
               ---------
               or the transferee reasonably acceptable
               to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

      (b) Transfer of Definitive Senior Notes for a Beneficial Interest in a Global Note. Definitive Senior Notes may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of Definitive Senior Notes, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

         (i) if such Definitive Senior Notes are Transfer Restricted Securities, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect
                                         ---------
               that such Definitive Senior Notes are being transferred by such Holder to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

         (ii) whether or not such Definitive Senior Notes are Transfer Restricted Securities, written instructions from the Holder thereof directing the Trustee to make, or to direct the Senior Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Senior Notes represented by the Global Note, in which case the Trustee shall cancel such Definitive Senior Notes in accordance with Section 2.11 hereof and cause, or direct the Senior Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Senior Note Custodian, the aggregate principal amount of Senior Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

      (c) Transfer and Exchange of a Global Note. The transfer and exchange of a Global Note or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

      (d) Transfer of a Beneficial Interest in a Global Note for Definitive Senior Note.

         (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for Definitive Senior Notes. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of Transfer Restricted Securities, the following additional information and documents (all of which may be submitted by facsimile):

            (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B
                                                            ---------
                  hereto);

            (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or
                          ---------

            (C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from
                          ---------
                  the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act,

            in which case the Trustee or the Senior Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Senior Note Custodian, cause the aggregate principal amount of a Global Note to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with
            Section 2.02 hereof, the Trustee shall authenticate and deliver to the transferee Definitive Senior Notes in the appropriate principal amount.

         (ii) Definitive Senior Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Senior Notes to the Persons in whose names such Definitive Senior Notes are so registered.

      (e) Restrictions on Transfer and Exchange of a Global Note. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

      (f) Authentication of Definitive Senior Notes in Absence of Depository. If at any time:

         (i) the Depository for the Senior Notes notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Note and a successor Depository for the Global Note is not appointed by the Company within 90 days after delivery of such notice; or

         (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Senior Notes under this Indenture,

         then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Definitive Senior Notes in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note.

      (g)  Legends.

         (i)   Except as permitted by the following paragraphs (ii) and
            (iii), each Senior Note certificate evidencing a Global Note and Definitive Senior Notes (and all Senior Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

            "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF BPC HOLDING CORPORATION (THE "COMPANY") THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR (C) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

         (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act and upon receipt of an Officers' Certificate certifying that the registration statement, if applicable, is effective and directing the Trustee to authenticate and deliver unlegended Senior Notes:

            (A)   in the case of any Transfer Restricted Securities that
               are Definitive Senior Notes, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Securities for Definitive Senior Notes that do not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Securities; and

            (B)   in the case of any Transfer Restricted Securities
               represented by a Global Note, such Transfer Restricted Securities shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(c) hereof; provided, however, that with respect to any request for an exchange of Transfer Restricted Securities that are represented by a Global Note for Definitive Senior Notes that do not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).
               ---------

         (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate Series B Senior Notes in exchange for Series A Senior Notes accepted for exchange in the Exchange Offer, which Series B Senior Notes shall not bear the legend set forth in (i) above, and the Company shall direct the Registrar to rescind any restriction on the transfer of such Senior Notes, in each case unless the Company determines that the Holder of such Series A Senior Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Series A Senior Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.

      (h) Cancellation and/or Adjustment of a Global Note. At such time as all beneficial interests in a Global Note have been exchanged for Definitive Senior Notes, redeemed, repurchased or cancelled, or a Series A Senior Note Global Note has been exchanged for interests in a Series B Senior Note Global Note such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Senior Notes, redeemed, repurchased or cancelled, the principal amount of Senior Notes represented by such Global Note shall be reduced accordingly and an adjustment shall be made on the Trustee's records to reflect such reduction.

      (i)   General Provisions Relating to Transfers and Exchanges.

         (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Senior Notes and Global Notes at the Registrar's request.

         (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.10, 4.14 and 9.05 hereto).

         (iii) All Definitive Senior Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Senior Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Senior Notes or Global Notes surrendered upon such registration of transfer or exchange.

         (iv) Neither the Company, the Registrar nor the Trustee shall be required:

            (A)   to issue, to register the transfer of or to exchange
               Senior Notes during a period beginning at the opening of business 15 days before the day of any selection of Senior Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

            (B)   to register the transfer of or to exchange any Senior
               Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part; or

            (C)   to register the transfer of or to exchange a Senior Note
               between a record date and the next succeeding interest payment date.

         (v) Prior to due presentment for the registration of a transfer of any Senior Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Senior Note is registered as the absolute owner of such Senior Note for the purpose of receiving payment of principal of and interest on such Senior Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

         (vi) The Trustee shall authenticate Definitive Senior Notes and a Global Note in accordance with the provisions of Section
               2.02 hereof.

SECTION 2.07.  REPLACEMENT SENIOR NOTES.

      If any mutilated Senior Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Senior Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Senior Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Senior Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Senior Note.

      Every replacement Senior Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Senior Notes duly issued hereunder.

SECTION 2.08.  OUTSTANDING SENIOR NOTES.

      The Senior Notes outstanding at any time are all the Senior Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Senior Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Senior Note.

      If a Senior Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Note is held by a bona fide purchaser.

      If the principal amount of any Senior Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

      If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Senior Notes payable on that date, then on and after that date such Senior Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.  TREASURY SENIOR NOTES.

      In determining whether the Holders of the required principal amount of Senior Notes have concurred in any direction, waiver or consent, Senior Notes owned by the Company, or by any Affiliate thereof shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Notes as to which a Responsible Officer of the Trustee has received written notice are so owned shall be so disregarded.

SECTION 2.10.  TEMPORARY SENIOR NOTES.

      Until Definitive Senior Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Senior Notes upon a written order of the Company signed by two Officers of the Company. The written order shall specify the amount of temporary Senior Notes to be authenticated and whether such Senior Notes shall bear the legend referred to in Section 2.06(g)(i). Temporary Senior Notes shall be substantially in the form of Definitive Senior Notes but may have variations that the Company considers appropriate for temporary Senior Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall upon receipt of a written order of the Company signed by two Officers authenticate definitive Senior Notes in exchange for temporary Senior Notes.

      Holders of temporary Senior Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.  CANCELLATION.

      The Company at any time may deliver Senior Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Senior Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Senior Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Senior Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Senior Notes shall be delivered to the Company. The Company may not issue new Senior Notes to replace Senior Notes that it has paid or that have been delivered to the Trustee for cancellation other than in connection with the Exchange Offer.

SECTION 2.12.  RECORD DATE.

      The record date for purposes of determining the identity of Holders of the Senior Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Sec. 316 (c).

SECTION 2.13.  DEFAULTED INTEREST.

      If the Company defaults in a payment of interest on the Senior Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Senior Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Senior Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.


SECTION 2.14.  BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

      (a) The Global Note initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.06(g).

      Members of, or participants in, the Depository ("Agent Members") shall have rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members the operation of customary practices governing the exercise of the rights of a Holder of any Note.

      (b) Transfers of the Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Note may be transferred or exchanged for Definitive Senior Notes in accordance with the rules and procedures of the Depository and the provisions of Section
2.06. In addition, Definitive Senior Notes shall be transferred to all beneficial owners in exchange for beneficial interests in the Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Definitive Senior Notes.

      (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Definitive Senior Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, which the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Senior Notes of like tenor and amount.

SECTION 2.15.  DEPOSIT OF MONIES.

      Prior to 10:00 a.m. New York City time on each interest payment date, maturity date, redemption date, Change of Control Payment Date and Purchase Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such interest payment date, maturity date, redemption date, Change of Control Payment Date and Purchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date, maturity date, redemption date, Change of Control Payment Date and Purchase Date, as the case may be.


                                 ARTICLE 3
                         REDEMPTION AND PREPAYMENT

SECTION 3.01.  NOTICES TO TRUSTEE.

      If the Company elects to redeem Senior Notes pursuant to the optional redemption provisions hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Senior Notes to be redeemed and (iv) the redemption price.

SECTION 3.02.  SELECTION OF SENIOR NOTES TO BE REDEEMED.

      If less than all of the Senior Notes are to be redeemed at any time, the Trustee shall select the Senior Notes to be redeemed among the Holders of the Senior Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Notes are listed or, if the Senior Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event that the Senior Notes are listed on a national securities exchange, the Company shall notify the Trustee, in writing, of the redemption requirements, if any, of such national securities exchange. In the event of partial redemption by lot, the particular Senior Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Senior Notes not previously called for redemption.

      The Trustee shall promptly notify the Company in writing of the Senior Notes selected for redemption and, in the case of any Senior Note selected for partial redemption, the principal amount thereof to be redeemed. Senior Notes and portions of Senior Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Senior Notes of a Holder are to be redeemed, the entire outstanding amount of Senior Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Senior Notes called for redemption also apply to portions of Senior Notes called for redemption.

SECTION 3.03.  NOTICE OF REDEMPTION.

      Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Senior Notes are to be redeemed at its registered address.

      The notice shall identify the Senior Notes to be redeemed and shall state:

      (a)   the redemption date;

      (b)   the redemption price;

      (c) if any Senior Note is being redeemed in part, the portion of the principal amount of such Senior Note to be redeemed and that, after the redemption date upon surrender of such Senior Note, a new Senior Note or Senior Notes in principal amount equal to the unredeemed portion shall be issued upon surrender of the original Senior Note;

      (d)   the name and address of the Paying Agent;

      (e) that Senior Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

      (f) that, unless the Company defaults in making such redemption payment, interest and Liquidated Damages, if any, on Senior Notes called for redemption cease to accrue on and after the redemption date;

      (g) the paragraph of the Senior Notes and/or Section of this Indenture pursuant to which the Senior Notes called for redemption are being redeemed; and

      (h) the CUSIP number and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Notes.

      At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

      Once notice of redemption is mailed in accordance with Section 3.03 hereof, Senior Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

      One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Senior Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company upon its written request any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, accrued interest on and Liquidated Damages, if any, all Senior Notes to be redeemed.

      If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest and Liquidated Damages, if any, shall cease to accrue on the Senior Notes or the portions of Senior Notes called for redemption. If a Senior Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Senior Note was registered at the close of business on such record date. If any Senior Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, and Liquidated Damages, if any, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Senior Notes and in
Section 4.01 hereof.

SECTION 3.06.  SENIOR NOTES REDEEMED IN PART.

      Upon surrender of a Senior Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Senior Note equal in principal amount to the unredeemed portion of the Senior Note surrendered.

SECTION 3.07.  OPTIONAL REDEMPTION.

      (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Senior Notes prior to June 15, 1999. Thereafter, the Company shall have the option to redeem the Senior Notes, in whole or in part, upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

          YEAR                                                   PERCENTAGE
          ----                                                   ----------

          1999  . . . . . . . . . . . . . . . . . . . . . . . . . . 110.00%
          2000  . . . . . . . . . . . . . . . . . . . . . . . . . . 110.00%
          2001  . . . . . . . . . . . . . . . . . . . . . . . . . . 108.00%
          2002  . . . . . . . . . . . . . . . . . . . . . . . . . . 105.33%
          2003  . . . . . . . . . . . . . . . . . . . . . . . . . . 102.67%
          2004 and thereafter . . . . . . . . . . . . . . . . . . . 100.00%

      (b) Notwithstanding the foregoing, the Company, prior to June 15, 1999, may redeem up to a maximum of 33 1/3% of the aggregate principal amount of the Senior Notes then outstanding at a redemption price of 112.5% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, to the date of redemption, if any, with the net proceeds of a Strategic Equity Sale of the common stock of the Company; provided that at least 66 2/3% in aggregate principal amount of the Senior Notes remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of such Strategic Equity Sale.

      (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08.  MANDATORY REDEMPTION.

      Except as set forth under the Sections 3.09, 4.10 and 4.14 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

SECTION 3.09.  OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

      In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Senior Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

      The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Senior Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Senior Notes tendered in response to the Asset Sale Offer. Payment for any Senior Notes so purchased shall be made in the same manner as interest payments are made.

      The Company shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with any offer required to be made by the Company to repurchase the Senior Notes as a result of an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.09, the Company shall comply with the applicable securities laws or regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

      If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Senior Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Senior Notes pursuant to the Asset Sale Offer.

      Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

      (a)   that the Asset Sale Offer is being made pursuant to this
            Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

      (b)   the Offer Amount, the purchase price and the Purchase Date;

      (c) that any Senior Note not tendered or accepted for payment shall continue to accrue interest;

      (d) that, unless the Company defaults in making such payment, any Senior Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

      (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

      (f) that Holders electing to have a Senior Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Senior Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

      (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Note purchased;

      (h) that, if the aggregate principal amount of Senior Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Senior Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Senior Notes in denominations of $1,000, or integral multiples thereof, shall be purchased, unless all of the Senior Notes are being purchased); and

      (i) that Holders whose Senior Notes were purchased only in part shall be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered (or transferred by book-entry transfer).

      On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Senior Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Senior Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Senior Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this
Section 3.09. The Company, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Senior Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Senior Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Senior Note to such Holder, in a principal amount equal to any unpurchased portion of the Senior Note surrendered. Any Senior Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

      Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.


                                 ARTICLE 4
                                 COVENANTS

SECTION 4.01.  PAYMENT OF SENIOR NOTES.

      The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Senior Notes (including any additional interest required to be paid pursuant to the provisions of the Registration Rights Agreement) on the dates and in the manner provided in the Senior Notes provided, however, that from December 15, 1999 to and including June 15, 2001, the Company may elect to pay all or a portion of an installment of interest on the Senior Notes by delivering to the Trustee a written order of the Company signed by an Officer of the Company requesting that the Trustee deliver Notes (valued at 100% of the principal amount thereof) in lieu of the cash interest payment due at such time. After June 15, 2001, installments of interest are payable in cash only. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium or Liquidated Damages, if any, and interest then due.

      The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Senior Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

      The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Senior Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Senior Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Company may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03 hereof.

SECTION 4.03.  REPORTS.

      (a) Whether or not required by the rules and regulations of the SEC, so long as any Senior Notes are outstanding, the Company shall furnish to the Trustee and Holders of Senior Notes
            (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA
            Sec. 314(a).

      (b) For so long as any Senior Notes remain outstanding, the Company shall furnish to all Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as the Company has either exchanged the Senior Notes for the New Senior Notes or until such time as the holders thereof have disposed of such Senior Notes pursuant to an effective registration statement filed by the Company.

SECTION 4.04.  COMPLIANCE CERTIFICATE.

      (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Senior Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

      (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to
            Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

      (c) The Company shall, so long as any of the Senior Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.  TAXES.

      The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of Senior Notes.

SECTION 4.06.  STAY, EXTENSION AND USURY LAWS.

      The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
SECTION 4.07.  RESTRICTED PAYMENTS.

      The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Subsidiaries' Equity Interests (other than: dividends or distributions payable in Equity Interests of the Person making such dividend or distribution, other than Disqualified Stock; or dividends or distributions payable to the Company or any Wholly Owned Subsidiary of the Company);
(ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Subsidiary (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company); (iii) purchase, redeem or otherwise acquire or retire for value, any Indebtedness of the Company which ranks subordinated in right to payment to the Senior Notes other than Guarantees of the Existing Senior Subordinated Notes; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments") unless, at the time of and after giving effect to such Restricted Payment:

      (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

      (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof; and

      (c) such Restricted Payment, (A) in the case of any Restricted Payment other than as defined by clause (i) above, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the Issuance Date (including Restricted Payments permitted by the next succeeding paragraph) or (B) in the case of any Restricted Payment defined by clause
            (i) above, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the Issuance Date (including Restricted Payments permitted by the next succeeding paragraph) is less than the sum of: (x) 50% of the sum of the Consolidated Net Income and Consolidated Step-Up Depreciation and Amortization of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter that begins after the Issuance Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income plus Consolidated Step-Up Depreciation and Amortization for such period is a deficit, 100% of such deficit) plus (y) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the Issuance Date of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than (1) Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company, (2) Disqualified Stock or debt securities that have been converted into Disqualified Stock and
            (3) Equity Interests issued in connection with the Transaction).

         The foregoing provisions shall not prohibit:

         (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

         (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than Disqualified Stock);

         (iii) the defeasance, redemption or repurchase of pari passu or subordinated Indebtedness in a Permitted Refinancing;

         (iv) the repurchase, redemption or other acquisition or retirement for value of an Equity Interest of the Company pursuant to any management equity subscription, shareholder or stock option agreement in effect as of the Issuance Date; provided, however, that (a) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any fiscal year and (b) no Default or Event of Default shall have occurred and be continuing immediately after such transaction;

         (v) Investments in joint venture or similar projects in a business similar to that conducted by the Company and its Subsidiaries on the Issuance Date in an amount not to exceed $1.0 million;

         (vi) any Restricted Payment to pay cash dividends on the New Preferred Stock (as defined in the Offering Memorandum) after the sixth anniversary of the Issuance Date excluding any dividends due, not paid and cumulated prior to the sixth anniversary of the Issuance Date, provided no Default or Event of Default has occurred and is continuing; and

         (vii) any Restricted Payment in connection with the consummation of the Transaction.

      The amount of all Restricted Payments (including, without limitation, all Restricted Payments permitted to be made pursuant to this Section 4.07), other than cash, shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to such Restricted Payment. Not later than the date of making any Restricted Payment (other than any such Restricted Payment permitted by the immediately preceding clauses (i) through (vii)), the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.08.  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
               SUBSIDIARIES.

      The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to:

         (i) (a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Subsidiaries;

         (ii) make loans or advances to the Company or any of its Subsidiaries; or

         (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

      (a) Existing Indebtedness as in effect on the Issuance Date including the Existing Senior Subordinated Notes;

      (b) Indebtedness of Berry, or any of Berry's subsidiaries, permitted to be incurred under this Indenture;

      (c)   this Indenture and the Senior Notes;

      (d)   applicable law;

      (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the Property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person, to the extent of such restriction, is not taken into account in determining whether such acquisition was permitted by the terms of this Indenture;

      (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; or

      (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired.

SECTION 4.09.  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED
               STOCK.

      (a) The Company shall not (i) directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur" and correlatively, an "incurrence" of) any Indebtedness other than:
            (A) the Senior Notes; (B) subordinated Guarantees of the Existing Senior Subordinated Notes; or (C) unsecured Guarantees of the Obligations under the Berry Revolving Credit Facility or any other

         Indebtedness permitted to be incurred by any subsidiary of Holding under this Indenture or (ii) issue shares of Disqualified Stock.

      (b) The Company shall not permit any of its Subsidiaries to incur any Indebtedness (including, without limitation, Acquired Debt) and that the Company shall not permit any of its Subsidiaries to issue, any shares of Disqualified Stock; provided, however, that Subsidiaries of the Company may incur Indebtedness or issue shares of Disqualified Stock if after giving effect to such incurrence or issuance, the Fixed Charge Coverage Ratio for the Company and its Subsidiaries, taken together on a consolidated basis, for the most recently ended four full fiscal quarters for which internal financial statements are available as of the date on which such Indebtedness is incurred or such Disqualified Stock is issued would have been at least
            1.75 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom and including the earnings of any business acquired with the proceeds therefrom), as if the additional Indebtedness is incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

   The provisions of (b) above and, with respect to (iii), (vii) and (viii) below, the provisions of (a) and (b) above shall not apply to:

         (i) revolving credit Indebtedness and letters of credit pursuant to the Berry Revolving Credit Facility in an aggregate principal amount not to exceed at any one time outstanding the greater of (A) $28.0 million in principal amount (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Berry thereunder), less the aggregate amount of all repayments after the Issuance Date that permanently reduce the commitment under the Berry Revolving Credit Facility and (B) the Borrowing Base;

         (ii)  the Existing Indebtedness;

         (iii) the Senior Notes, including any additional Senior Notes issued in respect of the payment of interest on outstanding Senior Notes or for the payment of Liquidated Damages;

         (iv) the incurrence of Refinancing Indebtedness; provided, however, that such Refinancing Indebtedness is a Permitted Refinancing;

         (v) Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

         (vi) incurrence of Indebtedness (including Acquired Debt) or issuance of shares of Disqualified Stock of Berry or its Subsidiaries, if after giving effect to such incurrence or issuance, the Fixed Charge Coverage Ratio for Berry, taken together on a consolidated basis with all of the Subsidiaries of Berry, for the most recently ended four full fiscal quarters for which internal financial statements are available as of the date on which such Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom and including the earnings of any business acquired with the proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; provided that such Indebtedness is incurred or shares of Disqualified Stock are issued, as the case may be, for the purpose of financing Acquisitions or Capital Expenditures;

         (vii) the incurrence of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $1.0 million; and

         (viii) Indebtedness between or among Holding and any of its Subsidiaries.


      For purposes of this Indenture, the accretion or amortization of original issue discount, or the issuance of additional Indebtedness in respect of the payment of interest on Indebtedness or the payment of Liquidated Damages shall not be deemed an "incurrence" of Indebtedness if a corresponding amount is taken into account for purposes of determining Consolidated Interest Expense at such time.

SECTION 4.10.  ASSET SALES.

   The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, conduct an Asset Sale unless:

   (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors of the Company set forth in an Officer's Certificate delivered to the Trustee no later than immediately prior to the consummation of such proposed Asset Sale with respect to any Asset Sale involving aggregate payments in excess of $1.0 million) of the shares or assets sold or otherwise disposed of; and

   (ii) at least 75% of such consideration therefor received by the Company or such Subsidiary is in the form of cash, provided, however, that the amount of (A) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto), of the Company or any Subsidiary (other than liabilities that are by their terms subordinated to the Senior Notes) that are assumed by the transferee of any such assets and
         (B) any notes or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

   Within 180 days after any Asset Sale, the Company may apply the Net Proceeds from such Asset Sale to either (i) permanently reduce Senior Indebtedness of the Company or Indebtedness of Berry or of any Subsidiary of Berry, or (ii) make an investment in another business or capital expenditure or other long-term/tangible assets, in each case, in the same or a similar line of business as the Company or any Subsidiary thereof was engaged in on the Issuance Date. Pending the final application of any such Net Proceeds, the Company or any Subsidiary thereof may temporarily reduce Senior Bank Indebtedness or otherwise invest such Net Proceeds in Cash Equivalents. Any Net Proceeds from the Asset Sale that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute

"Excess Proceeds." If the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall make an offer to all holders of Senior Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Notes, that is an integral multiple of $1,000 (unless all of the Senior Notes are being purchased), that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate purchase price of Senior Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of Senior Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes to be purchased in the manner described under Sections 3.02 hereof. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset to zero.

   The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Senior Notes in connection with an Asset Sale.

   Notwithstanding the foregoing, the Company shall not, and shall not permit Berry to, directly or indirectly, sell, transfer, lease, convey, dispose of or issue any Equity Interests of Berry except to the Company.

SECTION 4.11.  TRANSACTIONS WITH AFFILIATES.

      The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

      (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with a Person who was not an Affiliate; and

      (b)   the Company delivers to the Trustee:

         (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $2.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and such Affiliate
               Transaction is approved by a majority of the Board of Directors; and

         (ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $5.0 million, an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing;

         provided, however, that the following shall not be deemed Affiliate Transactions: (A) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (B) transactions between or among the Company and/or its Subsidiaries, (C) Restricted Payments permitted by the provisions of Section 4.07 hereof, (D) management fees payable to First Atlantic in an amount not to exceed $750,000 per annum plus out-of-pocket expenses, (E) a fee payable to First Atlantic not to exceed $1,250,000 in respect of the Transaction,
         (F) any transaction fee payable to First Atlantic pursuant to the terms of the New Stockholders Agreement not to exceed $1,250,000 for any transaction consummated and out-of-pocket expenses in respect of any such transaction (whether or not consummated) and
         (G) a fee payable to Chase Securities Inc. not to exceed $500,000 in respect of the Transaction.


SECTION 4.12.  LIENS.

      The Company shall not directly or indirectly create, incur, assume or suffer to exist any Lien on the Capital Stock of Berry other than liens arising pursuant to the Holding Pledge Agreement. In addition, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.


SECTION 4.13.  CORPORATE EXISTENCE.

      Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Senior Notes.


SECTION 4.14.  OFFER TO PURCHASE UPON CHANGE OF CONTROL.

   Upon the occurrence of a Change of Control, the Company shall make an offer (the "Change of Control Offer") to each Holder of Senior Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase (in either case, the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Senior Notes tendered shall be accepted for payment; (2) the purchase price and the purchase date, which shall be no later than 30 business days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Senior Note not tendered will continue to accrete or accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Senior Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Senior Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Senior Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Senior Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Senior Notes purchased; and (7) that Holders whose Senior Notes are being purchased only in part shall be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof, unless all of such Holders Senior Notes are being purchased. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Senior Notes as a result of a Change of Control.

   On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Senior Notes so tendered payment in an amount equal to the purchase price for the Senior Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered by such Holder, if any; provided, that each such new Senior Note shall be in a principal amount of $1,000 or an integral multiple thereof, unless all of such Holders Senior Notes are being purchased. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.


SECTION 4.15.  LIMITATION ON CREATION OF NEW PARENT COMPANY.

   Holding shall not permit a New Parent Company to consummate a Leveraged Recapitalization.



                                 ARTICLE 5
                                 SUCCESSORS

SECTION 5.01.  MERGER, CONSOLIDATION, OR SALE OF ASSETS.

      The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Senior Notes and this Indenture and, if applicable, the Collateral Documents pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test in
Section 4.09 hereof.


SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

      Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Senior Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.


                                 ARTICLE 6
                           DEFAULTS AND REMEDIES


SECTION 6.01.  EVENTS OF DEFAULT.

      An "Event of Default" occurs if:

      (a) the Company defaults in the payment when due of interest on the Senior Notes and such default continues for a period of 30 days;

      (b) the Company defaults in the payment when due of principal of or premium, if any, on the Senior Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

      (c)   the Company fails to comply with any of the provisions of
            Section 4.07, 4.09, 4.10, or 4.14 hereof;

      (d) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Senior Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Senior Notes then outstanding;

      (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express final maturity date and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $2.0 million or more;

      (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments remain unpaid or undischarged for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $2.0 million;

      (g) breach or default by the Company in the performance of any covenant set forth in the Holding Pledge Agreement which continues for 60 days after notice to comply, or repudiation by the Company of its obligations under the Holding Pledge Agreement or the unenforceability of the Holding Pledge Agreement against the Company for any reason;

      (h)   the Company or any of its Subsidiaries:

         (i)   commences a voluntary case;

         (ii) consents to the entry of an order for relief against it in an involuntary case;

         (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

         (iv)  makes a general assignment for the benefit of its creditors;
               or

         (v)   generally is not paying its debts as they become due; or

      (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

         (i) is for relief against the Company or any of its Subsidiaries in an involuntary case;

         (ii) appoints a Custodian of the Company or any of its Subsidiaries for all or substantially all of the property of the Company or any of its Subsidiaries; or

         (iii) orders the liquidation of the Company or any of its Subsidiaries;

      and the order or decree remains unstayed and in effect for 60 consecutive days.

      Specific rights and remedies of the Trustee under the Collateral Documents shall include the right of the Trustee or the appropriate Person under federal or state law to sell the Pledged Collateral and to apply the net proceeds to the Indebtedness evidenced by the Senior Notes in accordance with the terms of this Indenture and the Collateral Documents.

SECTION 6.02.  ACCELERATION.

      If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately; upon any such declaration, the Senior Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.01 hereof occurs with respect to the Company or any of its Subsidiaries, all outstanding Senior Notes shall be due and payable immediately without further action or notice. Holders of the Senior Notes may not enforce this Indenture or the Senior Notes except as provided in this Indenture. The Holders of a majority in principal amount of the then outstanding Senior Notes by written notice to the Trustee may on behalf of all of the Holders rescind any acceleration and its consequences if the rescission would not conflict with any judgment or decree and if existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

      In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Senior Notes pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Senior Notes. If an Event of Default occurs prior to June 15, 1999 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Senior Notes prior to such date, then, upon acceleration of the Senior Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on June 15 of the years set forth below, as set forth below (expressed as a percentage of the principal amount that would otherwise be due but for the provisions of this sentence):

         YEAR                                                    PERCENTAGE
         ----                                                    ----------

          1996  . . . . . . . . . . . . . . . . . . . . . . . . . . 118.00%
          1997  . . . . . . . . . . . . . . . . . . . . . . . . . . 115.30%
          1998  . . . . . . . . . . . . . . . . . . . . . . . . . . 112.70%
          1999  . . . . . . . . . . . . . . . . . . . . . . . . . . 110.00%

SECTION 6.03.  OTHER REMEDIES.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, Liquidated Damages if any, and interest on the Senior

Notes or to enforce the performance of any provision of the Senior Notes, this Indenture, the Escrow and Disbursement Agreement or the Holding Pledge Agreement.

      The Trustee may maintain a proceeding even if it does not possess any of the Senior Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Senior Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  WAIVER OF PAST DEFAULTS.

      Holders of not less than a majority in aggregate principal amount of the then outstanding Senior Notes by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Senior Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Senior Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration in accordance with
Section 6.02 hereof). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.  CONTROL BY MAJORITY.

      Holders of a majority in principal amount of the then outstanding Senior Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it including the exercise of any remedy under the Collateral Documents. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Senior Notes or that may involve the Trustee in personal liability.

SECTION 6.06.  LIMITATION ON SUITS.

      A Holder of a Senior Note may pursue a remedy with respect to this Indenture or the Senior Notes only if:

      (a) the Holder of a Senior Note gives to the Trustee written notice of a continuing Event of Default;

      (b) the Holders of at least 25% in principal amount of the then outstanding Senior Notes make a written request to the Trustee to pursue the remedy;

      (c) such Holder of a Senior Note or Holders of Senior Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

      (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

      (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Senior Notes do not give the Trustee a direction inconsistent with the request.

      A Holder of a Senior Note may not use this Indenture to prejudice the rights of another Holder of a Senior Note or to obtain a preference or priority over another Holder of a Senior Note.

SECTION 6.07.  RIGHTS OF HOLDERS OF SENIOR NOTES TO RECEIVE PAYMENT.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Senior Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Senior Note, on or after the respective due dates expressed in the Senior Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

      If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Senior Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Senior Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Senior Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section
7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  PRIORITIES.

      If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

      First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

      Second: to Holders of Senior Notes for amounts due and unpaid on the Senior Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

      Third: to the Company or to such party as a court of competent jurisdiction shall direct.

      The Trustee may fix a record date and payment date for any payment to Holders of Senior Notes pursuant to this Section 6.10.

SECTION 6.11.  UNDERTAKING FOR COSTS.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Senior Note pursuant to Section
6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Notes.


                                 ARTICLE 7
                                  TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Collateral Documents, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      (b)   Except during the continuance of an Event of Default:

         (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Collateral Documents and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Collateral Documents and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the Collateral Documents. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not verify the content of such certificates and opinions.

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (i) this paragraph does not limit the effect of paragraph (b) of this Section;

         (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section.

      (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  RIGHTS OF TRUSTEE.

      (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Collateral Documents or the Senior Notes, it shall not be accountable for the Company's use of the proceeds from the Senior Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture or the Collateral Documents, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Senior Notes or any other document in connection with the sale of the Senior Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.  NOTICE OF DEFAULTS.

      If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Senior Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damages, if any, or interest on any Senior Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Senior Notes.

SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS OF THE SENIOR NOTES.

      Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Senior Notes remain outstanding, the Trustee shall mail to the Holders of the Senior Notes a brief report dated as of such reporting date that complies with TIA
Sec. 313(a) (but if no event described in TIA Sec. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Sec. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA
Sec. 313(c).

      A copy of each report at the time of its mailing to the Holders of Senior Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Company has informed the Trustee in writing the Senior Notes are listed in accordance with TIA Sec. 313(d). The Company shall promptly notify the Trustee when the Senior Notes are listed on any stock exchange.

SECTION 7.07.  COMPENSATION AND INDEMNITY.

      The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. To the extent permitted by law, the Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture, the Collateral Documents or the Escrow and Disbursement Agreement against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or under the Collateral Documents or the Escrow and Disbursement Agreement except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

      The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

      To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Senior Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Senior Notes. Such lien shall survive the satisfaction and discharge of this Indenture (including, without limitation, any termination under any Bankruptcy Law) or the resignation or removal of the Trustee, as the case may be.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

      The Trustee shall comply with the provisions of TIA Sec. 313(b)(2) to the extent applicable.

SECTION 7.08.  REPLACEMENT OF TRUSTEE.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

      The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Senior Notes of a majority in principal amount of the then outstanding Senior Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

      (a)   the Trustee fails to comply with Section 7.10 hereof;

      (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

      (c) a Custodian or public officer takes charge of the Trustee or its property; or

      (d)   the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Senior Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Senior Notes of at least 10% in principal amount of the then outstanding Senior Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee, after written request by any Holder of a Senior Note who has been a Holder of a Senior Note for at least six months, fails to comply with Section 7.10, such Holder of a Senior Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders of the Senior Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

      There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities. The Trustee and its direct parent shall at all times have a combined capital surplus of at least $100 million. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section 7.10 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA Sec. 310(a)(1), (2) and (5). The Trustee is subject to TIA Sec. 310(b).

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

      The Trustee is subject to TIA Sec. 311(a), excluding any creditor relationship listed in TIA Sec. 311(b). A Trustee who has resigned or been removed shall be subject to TIA Sec. 311(a) to the extent indicated therein.


                                 ARTICLE 8
                  LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

      The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Senior Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.  LEGAL DEFEASANCE AND DISCHARGE.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Senior Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Senior Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute instruments in form and substance satisfactory to the Company and the Trustee acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Senior Notes to receive solely from the trust fund described in
Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium or Liquidated Damages, if any, and interest on such Senior Notes when such payments are due, (b) the Company's obligations with respect to such Senior Notes under Article 2 and Section
4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and
(d) the provisions of this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.  COVENANT DEFEASANCE.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and 4.14 and Article 10
hereof with respect to the outstanding Senior Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Senior Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section
8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(e) through 6.01(f) and Sections 6.01(h) and 6.01(i) hereof shall not constitute Events of Default.

SECTION 8.04.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

      The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Senior Notes:

      In order to exercise either Legal Defeasance or Covenant Defeasance:

      (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accounts, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Senior Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Senior Notes are being defeased to maturity or to a particular redemption date;

      (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Senior Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

      (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Senior Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

      (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which shall be used to defease the Senior Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(h) and 6.01(i) hereof are concerned, at any time in the period ending on the 123rd day after the date of deposit;

      (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its subsidiaries is bound;

      (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the day on which al applicable preference periods have run, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

      (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Senior Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

      (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.


SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

      Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Senior Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent), to the Holders of such Senior Notes of all sums due and to become due thereon in respect of principal, premium or Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

      The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Notes.

      Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.  REPAYMENT TO THE COMPANY.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on any Senior Note and remaining unclaimed for two years after such principal, and premium, if any, or interest or Liquidated Damages, if any, has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 8.07.  REINSTATEMENT.

      If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with
Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on any Senior Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                 ARTICLE 9
                     AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS OF THE SENIOR NOTES.

      Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture, the Senior Notes, the Escrow and Disbursement Agreement or the Collateral Documents without the consent of any Holder of a Senior Note:

      (a)   to cure any ambiguity, defect or inconsistency;

      (b) to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes;

      (c) to provide for the assumption of the Company's obligations to the Holders of the Senior Notes in the case of a merger or consolidation pursuant to Article Five hereof;

      (d) to make any change that would provide any additional rights or benefits to the Holders of the Senior Notes or that does not adversely affect the legal rights hereunder of any Holder of the Senior Note;

      (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

      (f)   to enter into additional or supplemental Collateral Documents.

      Upon the written request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture or Collateral Documents, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture or Collateral Documents authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.  WITH CONSENT OF HOLDERS OF SENIOR NOTES.

      Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture, the Collateral Documents and the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding (including consents obtained in connection with a purchase of or a tender offer or exchange offer for the Senior Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on the Senior Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Collateral Documents or the Senior Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Senior Notes (including consents obtained in connection with a purchase of or a tender offer or exchange offer for the Senior Notes).

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supple-mental Indenture or Collateral Documents, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Senior Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture or Collateral Documents affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such amended or supplemental Indenture or, the Collateral Documents.

      It shall not be necessary for the consent of the Holders of Senior Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of each Senior Note affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or Collateral Documents or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Senior Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or, the Collateral Documents or the Senior Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Senior Notes held by a non-consenting Holder):

      (a) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver;

      (b) reduce the principal of or change the fixed maturity of any Senior Note or alter or waive any of the provisions with respect to the redemption of the Senior Notes (other than with respect to Sections 3.09, 4.10 and 4.14);

      (c) reduce the rate of or change the time for payment of interest on any Senior Note;

      (d) waive a Default or Event of Default in the payment of principal of or premium or Liquidated Damages, if any, or interest on the Senior Notes (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Notes and a waiver of the payment default that resulted from such acceleration);

      (e) make any Senior Note payable in money other than that stated in the Senior Notes;

      (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Senior Notes to receive payments of principal of premium or Liquidated Damages, if any, or interest on the Senior Notes;

      (g) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions;

      (h) waive a redemption payment with respect to any Senior Note (other than a payment required by Sections 3.09, 4.10 and 4.14 hereof);

      (i)   make any change in the provisions of this Article Nine; or

      (j) release all or substantially all of the Pledged Collateral from the lien of this Indenture or the Collateral Documents.

SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

      Every amendment or supplement to this Indenture, the Collateral Documents or the Senior Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Note is a continuing consent by the Holder and every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same debt as the consenting Holder's Senior Note, even if notation of the consent is not made on any Senior Note. However, any such Holder or subsequent Holder of a Senior Note may revoke the consent as to its Senior Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

      The Company may fix a record date for determining which Holders of the Senior Notes must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Senior Notes furnished for the Trustee prior to such solicitation pursuant to Section 2.05 or (ii) such other date as the Company shall designate.

SECTION 9.05.  NOTATION ON OR EXCHANGE OF SENIOR NOTES.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Note thereafter authenticated. The Company in exchange for all Senior Notes may issue and the Trustee shall authenticate new Senior Notes that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Senior Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

      The Trustee shall sign any amended or supplemental Indenture or Collateral Document authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture or Collateral Document until the Board of Directors approves it. In signing such amendment, the Trustee shall be entitled to receive indemnity satisfactory to it. In executing any amended or supplemental indenture or Collateral Document, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or Collateral Document is authorized or permitted by this Indenture.


                                 ARTICLE 10
                          COLLATERAL AND SECURITY

SECTION 10.01. HOLDING PLEDGE AGREEMENT.

   The due and punctual payment of the principal of and interest and Liquidated Damages, if any, on the Senior Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and premium or Liquidated Damages (to the extent permitted by law), if any, on the Senior Notes and performance of all other obligations of the Company to the Holders of Senior Notes or the Trustee under this Indenture and the Senior Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Holding Pledge Agreement. Each Holder of Senior Notes, by its acceptance thereof, consents and agrees to the terms of the Holding Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of Pledged Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Holding Pledge Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Holding Pledge Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Holding Pledge Agreement, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Pledged Collateral contemplated hereby, by the Holding Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Senior Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause its Subsidiaries to take, any and all actions reasonably required to cause the Holding Pledge Agreement to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Pledged Collateral, in favor of the Collateral Agent for the benefit of the Holders of Senior Notes, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens.

SECTION 10.02. RECORDING AND OPINIONS.

   (a) The Company shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either
(i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Holding Pledge Agreement, and reciting with respect to the security interests in the Pledged Collateral, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

   (b) The Company shall furnish to the Collateral Agent and the Trustee on May 15 in each year beginning with May 15, 1997, an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Holding Pledge Agreement and reciting with respect to the security interests in the Pledged Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Senior Notes and the Collateral Agent and the Trustee hereunder and under the Holding Pledge Agreement with respect to the security interests in the Pledged Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

   (c)  The Company shall otherwise comply with the provisions of TIA
Sec.314(b).

SECTION 10.03. RELEASE OF COLLATERAL.

   (a) Subject to subsections (b), (c) and (d) of this Section 10.03, Pledged Collateral may be released from the Lien and security interest created by the Holding Pledge Agreement at any time or from time to time in accordance with the provisions of the Holding Pledge Agreement or as provided hereby. In addition, upon the request of the Company pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and stating whether or not such release is in connection with an Asset Sale and (at the sole cost and expense of the Company) the Collateral Agent shall release (i) Pledged Collateral that is sold, conveyed or disposed of in compliance with the provisions of this Indenture; provided, that if such sale, conveyance or disposition constitutes an Asset Sale, the Company shall apply the Net Proceeds in accordance with Section 4.10 hereof. Upon receipt of such Officers' Certificate the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Pledged Collateral permitted to be released pursuant to this Indenture or the Holding Pledge Agreement.

   (b) No Pledged Collateral shall be released from the Lien and security interest created by the Holding Pledge Agreement pursuant to the provisions of the Holding Pledge Agreement unless there shall have been delivered to the Collateral Agent the certificate required by this Section 10.03.

   (c) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Senior Notes shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent, no release of Pledged Collateral pursuant to the provisions of the Holding Pledge Agreement shall be effective as against the Holders of Senior Notes.

   (d) The release of any Pledged Collateral from the terms of this Indenture and the Holding Pledge Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Collateral is released pursuant to the terms of the Holding Pledge Agreement. To the extent applicable, the Company shall cause TIA Sec. 313(c), relating to reports, and TIA Sec. 314(b), relating to the release of property or securities from the Lien and security interest of the Holding Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Holding Pledge Agreement, to be complied with. The Trustee shall comply (to the extent required) with TIA
Sec. 313(b)(1) and 313(d).  Any certificate or opinion required by TIA
Sec. 314(d) may be made by an Officer of the Company except in cases where TIA Sec. 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

SECTION 10.04. CERTIFICATES OF THE COMPANY.

   (a) The Company shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Pledged Collateral pursuant to the Holding Pledge Agreement or the Escrow and Disbursement Agreement, (i) all documents required by TIA Sec.314(c) and (d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA Sec.314(d). The Trustee may, to the extent permitted by Sections 7.01 and
7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION 10.05. CERTIFICATES OF THE TRUSTEE.

   In the event that the Company wishes to release Pledged Collateral in accordance with the Holding Pledge Agreement and has delivered the certificates and documents required by the Holding Pledge Agreement and Sections 10.03 and 10.04 hereof as well as all documentation required by TIA Sec.314(d) in connection with such release and the Trustee shall direct the Collateral Agent to effectuate such release.

SECTION 10.06. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER
               THE HOLDING PLEDGE AGREEMENT.

   Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Senior Notes, direct, on behalf of the Holders of Senior Notes, the Collateral Agent to, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Holding Pledge Agreement and
(b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Pledged Collateral by any acts that may be unlawful or in violation of the Holding Pledge Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Senior Notes in the Pledged Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Senior Notes or of the Trustee).

SECTION 10.07. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE
               HOLDING PLEDGE AGREEMENT.

   The Trustee is authorized to receive any funds for the benefit of the Holders of Senior Notes distributed under the Holding Pledge Agreement, and to make further distributions of such funds to the Holders of Senior Notes according to the provisions of this Indenture.

SECTION 10.08. TERMINATION OF SECURITY INTEREST.

   Upon the payment in full of all Obligations of the Company under this Indenture and the Senior Notes, or upon Legal Defeasance, the Trustee shall, at the written request of the Company set forth in an Officers' Certificate, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Holding Pledge Agreement.

                                 ARTICLE 11
                               MISCELLANEOUS

SECTION 11.01. TRUST INDENTURE ACT CONTROLS.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Sec.318(c), the imposed duties shall control.


SECTION 11.02. NOTICES.

      Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), tele-copier or overnight air courier guaranteeing next day delivery, to the others' address:

      If to the Company:

         BPC Holding Corporation
         101 Oakley Street
         Evansville, Indiana 47706
         Telecopy:  (812) 421-9604
         Attention:  Martin R. Imbler

      With a copy to:

         O'Sullivan, Graev & Karabell, LLP
         30 Rockefeller Plaza
         41st Floor
         New York, New York 10112
         Attention:  Lawrence G. Graev, Esq.

      If to the Trustee:

         First Trust of New York, National Association
         100 Wall Street, Suite 1600
         New York, New York 10005
         Telecopier No.: (212) 809-5459
         Attention:  Corporate Trust Administration


      The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.


      All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to a Holder shall be mailed by first class mail to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Sec. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03. COMMUNICATION BY HOLDERS OF SENIOR NOTES WITH OTHER HOLDERS
               OF SENIOR NOTES.

      Holders may communicate pursuant to TIA Sec. 312(b) with other Holders with respect to their rights under this Indenture or the Senior Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Sec. 312(c).

SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

      (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

      (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Sec. 314(a)(4)) shall comply with the provisions of TIA Sec. 314(e) and shall include:

      (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

      (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

      (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06. RULES BY TRUSTEE AND AGENTS.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
               STOCKHOLDERS.

      No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Senior Notes, this Indenture or the Collateral Documents (including the Holding Pledge Agreement) and Escrow and Disbursement Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Notes by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a wavier is against public policy.

SECTION 11.08. GOVERNING LAW.

      THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE COLLATERAL DOCUMENTS AND THE SENIOR NOTES.

SECTION 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. SUCCESSORS.

      All agreements of the Company in this Indenture and the Senior Notes shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

SECTION 11.11. SEVERABILITY.

      In case any provision in this Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12. COUNTERPART ORIGINALS.

      The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13. TABLE OF CONTENTS, HEADINGS, ETC.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                       [Signatures on following page]

                            SIGNATURES



Dated as of June 18, 1996     BPC HOLDING CORPORATION
                                   ISSUER



                              By:  /s/ Martin R. Imbler
                                  --------------------------------
                                  Name:     Martin R. Imbler
                                  Title:  President

Attest:


 /s/ James M. Kratochvil      (SEAL)
- ---------------------------


Dated as of June 18, 1996    FIRST TRUST OF NEW YORK, NATIONAL
                               ASSOCIATION
                                  TRUSTEE


                              By:  /s/ Alfia Monastra
                                  --------------------------------
                                  Name:     Alfia Monastra
                                  Title:  Assistant Vice President
Attest:


 /s/ Geovanni Barris
- ---------------------------